UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 1, 2013, Oasis Petroleum Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2012, including its audited consolidated financial statements. Note 11 (Earnings (Loss) Per Share) to the Company’s consolidated financial statements describes a restatement made to correct an error in the calculation of loss per share for the year ended December 31, 2010. The loss per share calculation was incorrectly calculated by dividing net loss attributable to common stockholders for the full year ended December 31, 2010 by the weighted average shares outstanding for such period. The corrected calculation divides net loss attributable to common stockholders for the period from June 22, 2010, the closing date of the Company’s initial public offering (the “IPO”) and related corporate reorganization, to December 31, 2010 by the number of weighted average shares outstanding for such period. The restated loss per share calculation for the year ended December 31, 2010 corrects the net loss attributable to common stockholders from $29.7 million to $28.1 million and corrects the basic and diluted weighted average common shares outstanding from 48.4 million to 92.0 million shares, which collectively decreased the net loss from $0.61 per share to $0.31 per share.

The following table reconciles net loss for the year ended December 31, 2010 to net loss attributable to common stockholders for the period:

Year Ended December 31, 2010
(In thousands)
Net loss	$(29,695)
Pre-IPO net loss	(1,614)

Net loss attributable to common stockholders	$(28,081)

The following table reflects net loss attributable to common stockholders, weighted average shares outstanding and loss per share for the year ended December 31, 2010 as previously reported and as restated:

	Year Ended December 31, 2010
	Previously Reported	As Restated
	(In thousands, except per share amount)
Net loss attributable to common stockholders	$(29,695)	$(28,081)
Weighted average shares outstanding	48,395	92,000
Loss per share	$(0.61)	$(0.31)

No other revisions have been made to the Company’s previously issued consolidated financial statements.

As a result of the error described above, on March 1, 2013, the Company’s Board of Directors concluded that the Company’s consolidated financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012, should no longer be relied upon. The Company’s Audit Committee and Board of Directors discussed this matter and conclusion with the Company’s independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

By:	/s/ Thomas B. Nusz
Thomas B. Nusz Chairman, President and Chief Executive Officer

Date: March 1, 2013